UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2004

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrants Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 7, 2004, XTO Energy issued a news release announcing that the Compensation Committee of the Board of Directors will restructure the equity incentive compensation program. Under the proposed plan, all future equity incentive grants will utilize stock options for the five-member senior executive team, and the use of performance shares will be discontinued for this group. Also, stock-based incentive awards will be allocated to a broader group of management and personnel to reflect the size of the Company and its growing number of key employees.

The proposed new compensation plan is expected to continue to provide stock incentive awards for employees equivalent to 6 – 7% of stock price appreciation over time. A formal incentive compensation plan, as approved by the Board of Directors, is expected to be submitted to shareholders in October with a special shareholder meeting to be held in November to vote on the final proposed plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date:	September 14, 2004	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller